Exhibit 10.1
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT CONSTITUTES PART OF THE PROSPECTUS COVERING SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933.
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (hereinafter, the “Agreement”) made as of the  _____  day of  _____,  _____, between Goodrich Corporation, a New York corporation (the “Company”), and  _____  (the “Employee”). For purposes of this Agreement, all capitalized terms not defined herein shall have the meanings ascribed thereto under the terms of the Goodrich Corporation 2001 Equity Compensation Plan (as amended, the “Plan”), unless otherwise noted.
WHEREAS, the Employee is employed by the Company or its subsidiaries; and
WHEREAS, the Company wishes to grant an award of restricted stock units under the Plan, subject to the conditions and restrictions set forth in the Plan and this Agreement.
NOW THEREFORE, in consideration of the mutual covenants contained in this agreement, the Company and the Employee agree as follows:
1.
Grant of Units. The Company hereby grants to the Employee  _____  restricted stock units (the “Units”). Each Unit held by the Employee shall entitle the Employee to receive (i) one share of common stock, par value $5.00 per share, of the Company (“Common Stock”) upon the vesting date of such Units or other transfer date of the shares of Common Stock represented by such Units (as described below) and (ii) periodic cash payments from the Company equal in value to any dividend declared and paid on a share of Common Stock (“dividend equivalents”). Prior to the vesting date of a Unit or other transfer date of the shares of Common Stock represented by a Unit, the Employee shall have no ownership interest in the Common Stock represented by such Unit and the Employee shall have no right to vote or exercise proxies with respect to the Common Stock represented by such Unit. No stock certificates will be issued as of the date of this Agreement (the “Effective Date”) and the Units shall be subject to forfeiture and other restrictions as set forth below. If during the first year from the Effective Date the Employee notifies the Company of the Employee’s intent to terminate employment with the Company during such first year and the Employee shall be eligible for retirement as of such date of termination, then the number of Units shall be reduced, as of the date immediately preceding such date of termination, by multiplying such number by a fraction, the numerator of which shall be the number of months (rounded upward to the nearest month) of employment that the Employee has completed with the Company between the Grant Date and the date of termination and the denominator shall be 12. For the purpose of this Section 1, the Employee shall be treated as being eligible for retirement if the Employee terminates employment with the Company at any time after the Employee is eligible for early retirement as provided under the terms of the Goodrich Corporation Employees’ Pension Plan (or would be eligible for early retirement under such plan if the Employee was a participant in such plan or as provided in a subsidiary company’s salaried pension plan in the event the Employee’s pension benefits are received solely from the subsidiary’s plan) in effect at the time of such termination.

2.	Vesting and Distribution.
(a) General Rule. Except as otherwise provided in Section 2(b) or 2(c), the Units will be deemed vested upon the Employee’s continued employment with the Company or one of the Company’s subsidiaries on the dates set forth in the following schedule:
Three (3) years from the Effective Date — 50% of the Units
Four (4) years from the Effective Date — 75 % of the Units
Five (5) years from the Effective Date — 100% of the Units
Upon vesting, and in any event, on or before March 15 of the year immediately following the year in which vesting occurred, the Company shall either transfer physical possession of a stock certificate or certificates for shares of Common Stock in an amount equal to the number of Units then becoming vested to the Employee or provide for book entry transfer of such shares to the Employee, subject to Sections 6 and 7 below.
(b) Early Retirement Eligibility. Notwithstanding the provisions of Section 2(a), above, to the contrary, in the event the Employee becomes eligible for Early Retirement, as defined in the Goodrich Corporation Employees’ Pension Plan (or would be eligible for Early Retirement under such plan if the Employee was a participant in such plan or as defined in a subsidiary company’s salaried pension plan in the event the Employee’s pension benefits are received solely from the subsidiary’s plan), the Employee will be deemed to be fully vested in the Units as of the date the Employee is first eligible for Early Retirement. As of such date, the vesting and transfer dates set forth in Section 2(a) shall no longer apply and, instead the following transfer schedule shall apply while the Employee remains continuously employed with the Company or one of the Company’s subsidiaries:
Three (3) years from the Effective Date — 50% of the Units
Four (4) years from the Effective Date — 75% of the Units
Five (5) years from the Effective Date — 100% of the Units
To the extent the Employee has not previously received a transfer of the applicable percentage of the shares of Common Stock represented by the Units pursuant to Section 2(a), above, the Employee will then receive a transfer from the Company of the applicable percentage on or before March 15 of the year immediately following the year in which the applicable anniversary date of the Effective Date occurs, with the Company either transferring physical possession of a stock certificate or certificates for shares of Common Stock in an amount equal to the number of shares of Common Stock represented by the Units then becoming transferable pursuant to the above schedule to the Employee or providing for book entry transfer of such shares to the Employee, subject to Sections 6 and 7 below.

Notwithstanding the above to the contrary, in the event the Employee incurs a separation from service prior to the complete transfer of shares of Common Stock represented by the Units, the remaining shares that have not yet been transferred shall be transferred to the Employee six (6) months following the Employee’s separation of service; provided, if the Employee directly, indirectly, or otherwise, owns, manages, operates, controls, serves as a consultant to, becomes employed by, participates in, or becomes connected, in any manner, with the ownership, management, operation or control of any business that competes with the Company or any of its affiliates, as determined by the Committee in its sole discretion, after the Employee’s date of separation from service and prior to the transfer of shares of Common Stock represented by the Units, the Committee may, in its sole discretion, cancel the Units granted under this Agreement for which shares of Common Stock have not yet been transferred.
(c) Normal Retirement Eligibility. Notwithstanding the provisions of Section 2(a) or 2(b), above, to the contrary, in the event the Employee becomes eligible for Normal Retirement, as defined in the Goodrich Corporation Employees’ Pension Plan (or would be eligible for Normal Retirement under such plan if the Employee was a participant in such plan or as defined in a subsidiary company’s salaried pension plan in the event the Employee’s pension benefits are received solely from the subsidiary’s plan), the Employee will be deemed to be fully vested in the Units as of the date the Employee is first eligible for Normal Retirement. As of such date, the vesting and transfer dates set forth in Sections 2(a) and 2(b) shall no longer apply and, instead the following transfer schedule shall apply while the Employee remains continuously employed with the Company or one of the Company’s subsidiaries:
Three (3) years from the Effective Date — 50% of the Units
Four (4) years from the Effective Date — 75% of the Units
Five (5) years from the Effective Date — 100% of the Units
To the extent Employee has not previously received a transfer of the applicable percentage of the shares of Common Stock represented by the Units pursuant to Section 2(a) or 2(b), above, the Employee will then receive a transfer from the Company of the applicable percentage on or before March 15 of the year immediately following the year in which the applicable anniversary date of the Effective Date occurs, with the Company either transferring physical possession of a stock certificate or certificates for shares of Common Stock in an amount equal to the number of shares of Common Stock represented by the Units then becoming transferable pursuant to the above schedule to the Employee or providing for book entry transfer of such shares to the Employee, subject to Sections 6 and 7 below.

Notwithstanding the above to the contrary, in the event the Employee incurs a separation from service prior to the complete transfer of shares of Common Stock represented by the Units, the remaining shares that have not yet been transferred shall be transferred to the Employee within ninety (90) days of the Employee’s separation of service. In addition, and notwithstanding the above to the contrary, if an Employee is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended and the Plan is subject to Section 409A, and the transfer of such shares is to occur after the date of the Employee’s separation from service, the transfer of such shares or the book entry transfer of such shares may not be made before the date which is six (6) months after the date of separation from service (or, if earlier, the date of the Employee’s death).
3.	Vesting of Units Post-Employment.
(a) In the event of the Employee’s death, all unvested Units shall vest immediately to the Employee’s beneficiary, as defined in Section 5, upon the Employee’s death. In the event of the Employee’s permanent and total disability, all unvested Units shall vest immediately upon such permanent and total disability.
(b) Anything to the contrary notwithstanding, in the event of a Change in Control of the Company subsequent to this date, all Units shall immediately vest.
(c) Notwithstanding any provisions of this Agreement to the contrary, if the Employee’s employment with the Company or any of its subsidiaries is terminated for Cause, as defined herein, the Committee may, in its sole discretion, immediately cancel the Units granted under this Agreement that have not yet become vested as of any date prior to the date of such termination. For the purpose of this Agreement, “Cause” shall mean a termination of employment by the Company due to (i) the violation by the Employee of any rule, regulation, or policy of the Company, including the Company’s Business Code of Conduct; (ii) the failure by the Employee to meet any requirement reasonably imposed upon such employee by the Company as a condition of continued employment; (iii) the violation by the Employee of any federal, state or local law or regulation; (iv) the commission by the Employee of an act of fraud, theft, misappropriation of funds, dishonesty, bad faith or disloyalty; (v) the failure by the Employee to perform consistently the duties of the position held by such employee in a manner which satisfies the expectations of the Company after such Employee has been provided written notice of performance deficiencies and a reasonable opportunity to correct those deficiencies; or (vi) the dereliction or neglect by the Employee in the performance of such employee’s job duties.
(d) Except as otherwise provided in Section 2(b) or 2(c), above, upon vesting, and in any event, on or before March 15 of the year immediately following the year in which vesting occurred, the Company shall either transfer physical possession of a stock certificate or certificates for shares of Common Stock in an amount equal to the number of Units then becoming vested to the Employee (or, if the Employee is deceased, the Employee’s beneficiary, as defined in Section 5) or provide for book entry transfer of such shares to the Employee (or, if the Employee is deceased, the Employee’s beneficiary), subject to Sections 6 and 7 below.

4.
Forfeiture. Except as specifically provided in Section 3, if the Employee’s employment is terminated prior to any of the vesting dates set forth in Section 2 above, all of the unvested Units will be forfeited. In the event of such forfeiture, all rights to receive shares of Common Stock or dividend equivalents or any other ancillary rights shall cease and terminate immediately.

5.
Assignability/Beneficiary. The rights of the Employee contingent or otherwise in the Units or dividend equivalents cannot and shall not be sold, assigned, pledged or otherwise transferred or encumbered other than by will or by the laws of descent and distribution. The Employee may designate a beneficiary or beneficiaries to receive any benefits that are due under Section 3 following the Employee’s death. To be effective, such designation must be made in accordance with such rules and on such form as prescribed by the Company’s corporate compensation group for such purpose which completed form must be received by the Company’s corporate compensation group or its designee before the Employee’s death. If the Employee fails to designate a beneficiary, or if no designated beneficiary survives the Employee’s death, the Employee’s estate shall be deemed the Employee’s beneficiary.

6.
Tax Withholding. At the time shares of common stock are transferred to the Employee, the number of shares delivered will be net of the amount of shares sufficient to satisfy any federal, state and local tax withholding requirements with which the Company must comply.

7.
Changes in Capital Structure. The number of shares of Common Stock to be transferred to the Employee upon the vesting of any Units will be adjusted appropriately in the event of any stock split, stock dividend, combination of shares, merger, consolidation, reorganization, or other change in the nature of the shares of Common Stock in the same manner in which other outstanding shares of Common Stock not subject to the Plan are adjusted; provided, that the number of shares subject to this Agreement shall always be a whole number.

8.
Continued Employment. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Company or any of its subsidiaries as an executive or in any other capacity.

9.
Parties to Agreement. This Agreement and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All decisions or interpretations of the Board and of the Committee shall be binding and conclusive upon Employee or upon Employee’s executors or administrators or beneficiaries upon any question arising hereunder or under the Plan. This Agreement will constitute an agreement between the company and the Employee as of the date first above written, which shall bind and inure to the benefit of their respective executors, administrators, beneficiaries, successors and assigns.

10.	Modification. No change, termination, waiver or modification of this Agreement will be valid unless in writing and signed by all of the parties to this Agreement.
11.
Consent to Jurisdiction. The Employee hereby consents to the jurisdiction of any state or federal court located in the county in which the principal executive office of the Company is then located for purposes of the enforcement of this Agreement and waives personal service of any and all process upon the Employee. The Employee waives any objection to venue of any action instituted under this Agreement.

12.
Notices. All notices, designations, consents, offers or any other communications provided for in this Agreement must be given in writing, personally delivered, or by facsimile transmission with an appropriate written confirmation of receipt, by nationally recognized overnight courier or by U.S. mail. Notice to the Company is to be addressed to its then principal office. Notice to the Employee or any transferee is to be addressed to his/her/its respective address as it appears in the records of the Company, or to such other address as may be designated by the receiving party by notice in writing to the Secretary of the Company.

13.
Further Assurances. At any time, and from time to time after executing this Agreement, the Employee will execute such additional instruments and take such actions as may be reasonably requested by the Company to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.

14.
Provisions Severable. If any provision of this Agreement is invalid or unenforceable, it shall not affect the other provisions, and this Agreement shall remain in effect as though the invalid or unenforceable provisions were omitted. Upon a determination that any term or other provision is invalid or unenforceable, the Company shall in good faith modify this Agreement so as to effect the original intent of the parties as closely as possible.

15.	Captions. Captions herein are for convenience of reference only and shall not be considered in construing this Agreement.
16.
Entire Agreement. This Agreement represents the parties’ entire understanding and agreement with respect to the issuance of the Units, and each of the parties acknowledges that it has not made any, and makes no promises, representations or undertakings, other than those expressly set forth or referred to therein.

17.
Governing Law. This Agreement is subject to the condition that this award will conform with any applicable provisions of any state or federal law or regulation in force either at the time of grant. The Committee and the Board reserve the right pursuant to the condition mentioned in this paragraph to terminate all or a portion of this Agreement if in the opinion of the Committee and Board, this Agreement does not conform with any such applicable state or federal law or regulation and such nonconformance shall cause material harm to the Company.

This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

18.
409A Compliance. Notwithstanding any other provisions of the Agreement herein to the contrary and, to the extent applicable, the Agreement shall be interpreted, construed and administered (including with respect to any amendment, modification or termination of the Plan) in such manner so as to comply with the provisions of Section 409A of the of the Internal Revenue Code of 1986, as amended Code and any related Internal Revenue Service guidance promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first day hereabove first written.

GOODRICH CORPORATION

By:
Vice President

Accepted by:

(Employee’s name)